SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report: January 10, 2005

FindWhat.com, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

          On January 10, 2005, the Compensation Committee of the Board of Directors of FindWhat.com, Inc. (the “Company”) approved 2005 annual bonus targets for all employees of the Company, including the executive officers of the Company. The bonus targets for named executive officers of the Company are based on either the achievement of key corporate objectives or the achievement of a combination of corporate and individual objectives. The bonus targets for all other employees are based on a combination of the achievement of key corporate, departmental and individual objectives. Actual bonus payments will vary based on the level of employee and satisfaction of the objectives.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FindWhat.com, Inc.

Date: January 14, 2005	By:	/s/ Craig A. Pisaris-Henderson
Craig A. Pisaris-Henderson Chairman and Chief Executive Officer